Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-235991 on Form S-3 and Registration Statement No. 333-227447 on Form S-8 of Elanco Animal Health Incorporated of our report dated March 12, 2020, relating to the financial statements of the Animal Health Business of Bayer Aktiengesellschaft appearing in this Current Report on Form 8-K dated October 15, 2020.

/s/ Deloitte GmbH Wirtschaftsprüfungsgesellschaft

Deloitte GmbH
Wirtschaftsprüfungsgesellschaft
Munich, Germany
October 14, 2020